SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           | |

Check the appropriate box:

| |     Preliminary Proxy Statement
| | Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|     Definitive Proxy Statement
| |     Definitive Additional Materials
| |     Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                    CASTELLE
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

|X|     No fee required.
| |     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.       Title of each class of securities to which transaction applies:

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2. Aggregate number of securities to which transaction applies:

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3.       Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4. Proposed maximum aggregate value of transaction:

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5. Total fee paid:

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| |   Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.       Amount Previously Paid:

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9.       Date Filed:

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



                                    CASTELLE
                             3255-3 SCOTT BOULEVARD
                             SANTA CLARA, CALIFORNIA


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 25, 1999

TO THE SHAREHOLDERS OF CASTELLE:

         Notice is hereby given that the Annual Meeting of Shareholders of CASTELLE, a California corporation (the "Company"), will be held on Tuesday May 25, 1999 at 10:00 a.m. local time at the Company's corporate offices, located at 3255-3 Scott Boulevard, Santa Clara, California for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 19, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.


                                     By Order of the Board of Directors

                                     /s/Laurie Gee

                                     Laurie Gee
                                     Vice President, Finance and Administration and Secretary


Santa Clara, California
April 28, 1999

         All Shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                                    CASTELLE
                             3255-3 SCOTT BOULEVARD
                             SANTA CLARA, CALIFORNIA

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  May 25, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of CASTELLE, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on May 25, 1999, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's corporate offices, located at 3255-3 Scott Boulevard, Santa Clara California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 28, 1999, to all shareholders entitled to vote at the Annual Meeting.


SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.


VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on April 19, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 19, 1999 the Company had outstanding and entitled to vote 4,685,435 shares of Common Stock.

         Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to four
(4) votes for each share held. Each shareholder may give one candidate, who has been nominated prior to voting, all the votes such shareholder is entitled to cast or may distribute such votes among as many such candidates as such shareholder chooses. (However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes). Unless the proxyholders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.



                                       1.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3255-3 Scott Boulevard, Santa Clara, California 95054, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.


SHAREHOLDER PROPOSALS

         The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 annual meeting of shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 30, 1999. Unless a shareholder who wishes to bring a matter before the shareholders at the Company's 2000 annual meeting of shareholders notifies the Company of such matter prior to March 15, 2000, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.


                                       2.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


         The Board of Directors is presently composed of seven members however, as permitted by the Company's Articles of Incorporation and Bylaws, the Board of Directors has reduced the size of the Board to four members, effective at the commencement of the Annual Meeting. Three of the current directors of the Company, Arthur Bruno, John Freidenrich and Alan Kessman, have each decided not to stand for re-election to the Board. Each director to be elected will hold office until the next annual meeting of Shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, Robert Hambrecht having been elected by the shareholders, and the other three having been elected by the Board.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

         The four candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.



                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE IN FAVOR OF EACH NAMED NOMINEE

Nominees

         The names of the nominees and certain information about them are set forth below:

        Name            Age               Position

  Donald L. Rich        57    President and Chief Executive Officer and Director

  Peter R. Tierney      54    Director and President and Chief Executive Officer
                              of MarketFirst Software Inc

  Robert Hambrecht      32    Partner and Director of Distribution,
                              W.R. Hambrecht & Company

  Scott C. McDonald     46    Director

         Set forth below is biographical information for each nominee whose term of office as a director will continue after the Annual Meeting.


Donald L. Rich

         Mr. Rich joined the Company in November 1998 and has served as President and Chief Executive Officer from November 1998 to the present. From January 1997 until November 1998, Mr. Rich was an independent consultant providing services to emerging software firms. From 1993 through 1997, Mr. Rich was Chief Executive Officer and President of Talarian Corporation, a network management and communications middleware software firm. Earlier in his career Mr. Rich served as vice president of marketing and sales for Integrated Systems, Inc., a provider of embedded software and design automation tools and held various marketing and sales management positions with IBM Corporation, and was director of marketing for the IBM Western Region.


                                       3.

Peter R. Tierney

         Mr. Tierney has served as a director of the Company since April 1999. He has served as President and Chief Executive Officer of MarketFirst Software Inc., a privately held business focused on delivering software and services in the emerging field of marketing automation systems since July 1998. From 1991 to 1997, Mr. Tierney served as Chairman, President and CEO of Inference Corporation, a leading provider of self-service and knowledge management tools for the customer service and help desk industries. Prior to Inference, as senior vice president of Oracle Corporation, Tierney was responsible for worldwide marketing and served as a member of the Oracle Management Committee. Earlier in his career, Mr. Tierney served as vice president of marketing and sales for Relational Technology (Ingres) Corporation and was director of marketing for the IBM Northwestern Region. Mr. Tierney also currently serves on the Board of Directors of MarketFirst Software, PhotoAccess Corporation, and The SoftAd Group.


Robert Hambrecht

         Mr. Hambrecht has served as a director of the Company since March 1998. He has been a partner and Director of Distribution for W.R. Hambrecht & Company, an investment banking firm, since January 1998, and was Vice President of H&Q Venture Partners, a venture capital firm, from April 1996 through January 1998. From January 1994 to March 1996, Mr. Hambrecht was employed by Unterberg Harris, an investment banking firm, most recently as an associate. Mr. Hambrecht attended Columbia University from September 1991 through December 1993 where he earned a master's degree in public administration. Mr. Hambrecht also serves on the Board of Directors of four privately held companies.


Scott C. McDonald

     Mr. McDonald has served as a director of the Company since April 1999. From 1993 to 1998, Mr. McDonald was the senior operating and financial executive at CIDCO, an innovator in advanced telephony products, serving as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary. From 1989 to 1993 he was Chief Financial Officer and Vice President, Finance & Administration at Integrated Systems, Inc., a provider of embedded operating software and design automation tools. Prior to 1989, he has held financial management and investor relations positions with Computer Products, Inc., Compower Corporation, Monterey Federal Credit Union and the J.M. Smucker Company. Mr. McDonald currently serves on the Board of Directors for Digital Power Corporation and Octant Technologies, Inc.


Board Committees and Meetings

         During the fiscal year ended December 31, 1998 the Board of Directors held nine meetings. The Board has an Audit Committee and a Compensation Committee.

         The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Messrs. Freidenrich and Kessman. It met four times during the year.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Messrs. Freidenrich, Hambrecht and Kessman. It met one time during such fiscal year.

         During the year ended December 31, 1998, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committee on which he served, held during the period for which he was a director or committee member, respectively.


                                       4.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


         The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ended December 31, 1999 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since its inception in 1987. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhosueCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.



                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 2




                                       5.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 22, 1999 by: (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.


                                          BENEFICIAL OWNERSHIP TABLE
 .........................................................................
                                               Beneficial Ownership (1)
                                              ---------------------------
                                               Number of       Percent
Beneficial Owner                                Shares         of Total
-------------------------------------------   ------------     ----------

Entities Affiliated with:                       865,587             20%
   Hambrecht & Quist Group (2)
   One Bush Street
   18th Floor
   San Francisco, CA 94104

Tolvusamskipti HF (3)                           439,560            9.4%
  Kringlunni 19
  103 Reykjavik, Iceland


Wellington Management Company, LLP (4)          415,000            9.6%
   75 State Street
   Boston, MA 02109

Entities Affiliated with:                       386,454            8.9%
   Bay Partners (5)
   10600 North DeAnza Boulevard
   Suite 100
   Cupertino, CA 95014

Arthur H. Bruno (6)                             187,250            4.3%
   c/o Castelle
   3255-3 Scott Boulevard
   Santa Clara, CA 95054

Jerome J. Burke (7)                             139,814            3.2%

John Freidenrich (8)                            401,453            9.2%

Alan Kessman (9)                                 18,932               *

Robert H. Hambrecht (10)                          9,627               *

Scott C. McDonald                                     0               *

Donald L. Rich                                        0               *

Prasad A. Raje (11)                             108,340            2.4%

Peter R. Tierney                                      0               *

All directors and executive officers as         865,416           18.9%
a group (total of 9 persons) (12)
See notes (6)(7)(8)(9)(10)(11) below

       --------------------
       * Less than one percent of total shares.

       (1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 4,337,375 shares outstanding on February 22, 1999, adjusted as required by rules promulgated by the SEC.
                                       6.

       (2) Includes 60,835 shares held by H & Q Ventures IV, 338,482 shares (and warrants exercisable within 60 days for 16,666 shares) held by H & Q London Ventures, 1,251 shares held by Hamquist, 182,517 shares held by Ivory & Sime Enterprise Capital PLC, 85,536 shares (and warrants exercisable within 60 days for 136,666 shares) held by Hambrecht & Quist California, and 43,634 shares held by the Hambrecht & Quist Venture Partners. The entities named above and the entities' respective general partners, directors, executive officers, members and/or managers, as applicable, disclaim beneficial ownership of any securities identified other than those directly held by such person.

       (3) Includes 339,560 shares of Common Stock to be issued within 60 days of February 22, 1999 pursuant to terms set forth in that certain acquisition agreement entered into by Tolvusamskipti HF and the Company in April 1998.

       (4) Wellington Management Company, LLP, a registered investment advisor under the Investment Advisors Act of 1940, shares voting and investment power over 415,000 shares of the Company's Common Stock with its clients.

       (5) Includes 15,453 shares held by California BPIV, L.P., 193,231 shares held by Bay Partners III and 177,770 shares held by Bay Partners IV. John Freidenrich, a director of the Company, and John Bosch are general partners of California BPIV, L.P., and of Bay Management Company, L.P. and Bay Management Company IV, L.P., the general partners of Bay Partners III and Bay Partners IV. Neal Dempsey is a general partner of California BPIV, L.P. and Bay Management Company IV, L.P. In such capacities, Messrs. Bosch, Dempsey and Freidenrich have shared voting and investment power over shares of the Company's Common Stock held by California BP IV, L.P., Bay Partners III and Bay Partners IV. They disclaim beneficial ownership as to these shares, except to the extent of their respective pecuniary interests therein.

       (6)  Includes   45,000   shares  of  Common  Stock   subject  to  options
            exercisable within 60 days of February 22, 1999 and 10,000 shares of Common Stock held by Mr. Bruno's wife.

       (7)  Includes   66,249   shares  of  Common  Stock   subject  to  options
            exercisable within 60 days of February 22, 1999.

       (8) Includes 15,453 shares held by California BP IV, L.P., 193,231 shares held by Bay Partners III and 177,770 shares held by Bay Partners IV. John Freidenrich, a director of the Company, and general partner of California BP IV, L.P. and of Bay Management Company, L.P. and Bay Management Company IV, L.P., the general partners of Bay Partners III and Bay Partners IV. Mr. Freidenrich disclaims beneficial ownership as to these shares, except to the extent of their respective pecuniary interests therein. Also includes 10,000 shares held by the Freidenrich Family Trust and 4,999 shares of Common Stock subject to options exercisable within 60 days of February 22, 1999.

       (9)  Includes   14,373   shares  of  Common  Stock   subject  to  options
            exercisable within 60 days of February 22, 1999.

       (10) Includes 3,707 shares of Common Stock subject to options exercisable within 60 days of February 22, 1999.

       (11) Includes   108,340   shares  of  Common  Stock  subject  to  options
            exercisable within 60 days of February 22, 1999

       (12) Includes shares described in the notes above, as applicable.



SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.


                                       7.

                             EXECUTIVE COMPENSATION



Compensation of Directors

         Directors currently receive no cash compensation from the Company for their services as members of the Board. They are reimbursed for certain expenses in connection with attendance at Board and Committee meetings.

         Each non-employee director of the Company receives stock option grants under the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

         Option grants under the Directors' Plan are non-discretionary. Upon initial election to be a non-employee director, a person is granted an option to purchase 5,000 shares of Common Stock of the Company. On April 1 of each year (or the next business day should such date be a legal holiday), each member of the Company's Board who is not an employee of the Company is automatically granted under the Directors' Plan, without further action by the Company, the Board or the shareholders of the Company, an option to purchase 2,000 shares of Common Stock of the Company. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan vest in 24 equal installments beginning one month after the date of grant provided the optionee has, during the entire period prior to such vesting date, continuously served as a non-employee director, employee or consultant of the Company or an affiliate of the Company. The term of options granted under the Directors' Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, vesting will be accelerated and the option will terminate if not exercised prior to the consummation of the transaction.

          On March 20, 1998, pursuant to the terms of the Directors' Plan, Mr. Hambrecht received an initial option to purchase 5,000 shares of the Company's Common Stock at an exercise price per share of $2.37. On April 1, 1998, pursuant to the terms of the Directors' Plan, the Company granted options covering 2,000 shares of Common Stock of the Company to each non-employee director of the Company, at an exercise price per share of $2.38 which was the fair market value of such Common Stock on the date of grant. As of February 22, 1999, no options had been exercised under the Directors' Plan.

          Pursuant to an agreement, Mr. Kessman performs consulting services for the Company. In 1998, Mr. Kessman received $25,000 in consulting fees for services performed for the Company.




                                       8.

Compensation of Executive Officers


Summary of Compensation

         The following table shows for the fiscal years ended December 31, 1998, 1997 and 1996, compensation awarded or paid to, or earned by, the Company's Chief Executive Officers and its other executive officers whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers"):

                                    SUMMARY COMPENSATION TABLE
 ....................................................................................................................................
                                                                                          Long-Term Compensation
                                                       Annual Compensation                       Awards
                                          -----------------------------------------    ----------------------------
                                                                                        Restricted      Securities
     Name and Principal                                                Other Annual        Stock        Underlying       All Other
          Position               Year     Salary ($)      Bonus ($)    Compensation      Award(s)($)    Options (#)     Compensation
 ---------------------------    ------    ------------   -----------   ------------    -------------    -----------    -------------
 Arthur H. Bruno (1)             1998       $150,000          --           --              --                --              --
   Chairman of the Board and     1997       $183,462       $50,000         --              --              45,000            --
   Director, and                 1996       $176,538       $50,000         --              --                --              --
   Former Chief Executive
   Officer

 Donald L. Rich (2)              1998        $22,307          --           --              --             300,000            --
   President, Chief              1997           --            --           --              --                --              --
   Executive Officer and         1996           --            --           --              --                --              --
   Director

 Jerome J. Burke (3)             1998       $175,000      $69,456(4)       --              --              50,000            --
   Executive Vice President      1997       $135,000     $118,584(5)       --              --              77,000            --
   and Former President and      1996       $124,578     $120,720(6)       --              --                --              --
   Chief Operating Officer

 Randall I. Bambrough (7)        1998       $150,384          --           --              --              25,000            --
   Former Chief Financial        1997       $126,077       $15,000         --              --              50,000            --
   Officer, Vice President       1996       $112,188       $10,000         --              --               5,000            --
   of Finance and
   Administration
   and Secretary

 Prasad Raje                     1998       $148,942          --           --              --              50,000            --
   Chief Technical Officer       1997        $75,807          --           --              --             150,000            --
   and Vice President of         1996           --            --           --              --                --              --
   Engineering



      ---------------
       (1) Mr. Bruno served as the Company's Chairman of the Board since October 1993, as Chief Executive Officer from October 1993 through April 1997 and from November 1997 to November 1998, and as President from October 1993 through April 1997. From February 1996 to the present he has served as the Chairman
       (2) Mr. Rich joined the Company as President and Chief Executive Officer in November 1998.
       (3) Mr. Burke resigned as President and Chief Operating Officer in November 1998 and remained at the Company as an Executive Vice President.
       (4) Represents bonus and sales commissions paid by the Company for sales made in 1998.
       (5) Represents bonus and sales commissions paid by the Company for sales made in 1997.
       (6) Represents bonus and sales commissions paid by the Company for sales made in 1996.
       (7) Mr. Bambrough resigned as Chief Financial Officer, Vice President of Finance and Administration in January 1999 and resigned as Secretary on March 31, 1999.

                                     9.

Stock Option Grants and Exercises


         The Company grants options to its executive officers under its 1988 Equity Incentive Plan. As of December 31, 1998, options to purchase a total of 1,394,025 shares were outstanding under the Incentive Plan and options to purchase 182,091 shares remained available for grant thereunder. There were no stock option exercises during 1998 by any Named Executive Officer.

         The following tables show for the fiscal year ended December 31, 1998, certain information regarding options granted to, exercised by, and held at year-end by the Named Executive Officers:

                                                  OPTION GRANTS IN LAST FISCAL YEAR
 ................................................................................................................................
                                  Number of                                                   Potential Realizable Value (4) at
                                  Securities      % of Total                                 Assumed Annual Rates of Stock Price
                                  Underlying       Options       Exercise                        Appreciation for Option Term
                                                                                             -----------------------------------
Name and Principal Position        Options        Granted in       Price       Expiration
                                 Granted (1)     Fiscal Year   Per Share(3)      Date            5% ($)             10% ($)
                                                     (2)
----------------------------    -------------   -------------  ------------   -----------    ----------------    ---------------
Arthur H. Bruno                        --           --             --             --                  --                 --
  Chairman of the Board and
  Director, and Former
  Chief Executive Officer
Donald L. Rich                      300,000        46.2%          $1.00        11/10/05            $125,400           $302,400
  President, Chief Executive
  Officer and Director
Jerome J. Burke                      50,000         7.7%          $1.50        08/04/05             $31,350            $75,600
  Executive Vice President
  and Former President and
  Chief Operating Officer
Randall I. Bambrough                 25,000         3.8%          $1.50        08/04/05             $15,675            $37,800
  Former Chief Financial
  Officer, Vice President
  of Finance and
  Administration
  and Secretary
Prasad Raje                          50,000         7.7%          $1.50        08/04/05             $31,350            $75,600
  Chief Technical Officer
  and Vice President of
  Engineering


      --------------------
       (1) Options granted to Messrs. Burke, Bambrough and Raje vest monthly in equal increments over a two-year period; one sixth of the options granted to Mr. Rich vest on May 11, 1999 and the remaining options vest monthly in equal increments over a 30 month period.
       (2) Based on an aggregate of 649,500 shares of Common Stock subject to options granted to employees in 1998.
       (3) The exercise price is equal to 100% of the fair market value of Common Stock at the date of grant.
       (4) The potential realizable value is calculated based on the term of the option at its date of grant. It is calculated based on the assumption that the stock price on the date of grant appreciates from the date of grant at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Commission and do not represent the Company's estimate or projection of future Common Stock price.

                                      10.

                          OPTION REPRICING INFORMATION


                                                  Number of    Market Price       Exercise                           Length of
                                                  Securities    of Stock at       Price at                        Original Option
                                                  Underlying      Time of          Time of                        Term Remaining
                                                   Options     Repricing or     Repricing or                        at Date of
Name and Principal Position                      Repriced or   Amendment ($)    Amendment ($)     New Exercise     Repricing or
                                     Date        Amended (#)                                          Price          Amendment
----------------------------    -------------   -------------  ------------     ------------     --------------  ----------------
Arthur H. Bruno                   08/21/98          45,000        $1.56            $5.75             $1.56           5.5 years
  Chairman of the Board and
  Director, and Former
  Chief Executive Officer
Donald L. Rich                       --               --            --               --                --                --
  President, Chief Executive
  Officer and Director
Jerome J. Burke                   08/21/98          30,000        $1.56            $5.75             $1.56           5.5 years
  Executive Vice President        08/21/98          47,000        $1.56            $4.50             $1.56             6 years
  and Former President and
  Chief Operating Officer
Randall I. Bambrough              08/21/98           2,500        $1.56            $6.00             $1.56          4.25 years
  Former Chief Financial          08/21/98           7,500        $1.56            $5.00             $1.56           3.8 years
  Officer, Vice President         08/21/98           5,000        $1.56            $7.75             $1.56           4.8 years
  of Finance and                  08/21/98           5,000        $1.56            $5.50             $1.56           5.5 years
  Administration                  08/21/98          45,000        $1.56            $4.50             $1.56             6 years
  and Secretary
Prasad Raje                       08/21/98         150,000        $1.56            $4.50             $1.56             6 years
  Chief Technical Officer
  and Vice President of
  Engineering


Termination of Employment Arrangements

         The Company has entered into severance and transition benefit agreements with Messrs. Bambrough, Burke, Rich and Raje pursuant to which the Company will pay the executive a lump sum equal to 100% of each officer's annualized salary and maintain the medical benefits enjoyed by him for one year following either a voluntary termination of employment for good reason (as defined in each agreement) by the executive or an involuntary termination of employment without cause (as defined in each agreement). Mr. Raje, however, will also receive such benefits in the event he resigns or voluntary terminates his employment with the Company after January 6, 1998. In addition, each of Messrs. Bambrough, Burke, Rich and Raje is eligible to earn an additional lump sum payment equal to six months of his base salary if he remains with the Company at least ninety days after a change in control and is terminated for cause or leaves voluntarily without good reason, or if he remains in excess of ninety days and his employment is subsequently terminated. Additionally, Mr. Rich and Mr. Raje are entitled to certain acceleration of the vesting of their options in the event either is involuntary terminated by the Company as set forth above.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(*1)

         The Compensation Committee of the Board is responsible for determining compensation policies for the Company's executive officers, including any stock-based awards to such individuals under the Company's 1988 Equity Incentive Plan. In determining executive officer compensation, the Compensation Committee considers corporate performance against the Company's objectives.

         In addition, the Compensation Committee structures executive compensation packages with two objectives: (1) to ensure that the compensation and incentives provided to the executive officers are closely aligned with the Company's financial performance and shareholder value, and (2) to attract and retain, through a competitive compensation structure, those key executives critical to the long-term success of the Company.

---------------------
*1 The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Security Exhange Act of 1933 (the "1933 Act") or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.
                                      11.

         In addressing the first objective, the Compensation Committee utilizes stock option grants to executive officers in lieu of higher salaries or cash bonuses to tie executive officer compensation directly to the Company's stock price performance. The Compensation Committee believes that the grant of an equity interest in the Company serves to link management interests with shareholder interests and to motivate executive officers to make decisions that are in the best interests of the Company and the shareholders. The Board considers stock option grants to executive officers based on various factors, including (i) each officer's responsibilities, (ii) any changes in such responsibilities, (iii) past option grants and each officer's current equity interest in the Company and (iv) performance.

         The second objective of the overall executive compensation policy is addressed by a salary and bonus policy which is based on (i) consideration of the salaries and total compensation of executive officers in similar positions with comparable companies in the industry (ii) the qualifications and experience of each executive officer, (iii) the Company's financial performance during the past year and (iv) each officer's performance against objectives related to their areas of responsibility. The Compensation Committee periodically reviews individual base salaries of executive officers, and adjusts salaries based on individual job performance and changes in the officer's duties and responsibilities. In making salary decisions, the Board exercises its discretion and judgment based on these factors. No specific formula is applied to determine the weight of each factor, although the mix among the compensation elements of salary, cash incentive and stock options are biased toward stock options to emphasize the link between executive incentives and the creation of shareholder value as measured by the equity markets. Consequently, salaries and cash incentives are set in the low-range as compared to the comparable companies in the industry while stock options are set in the mid to high-range compared to comparable companies. The Chief Executive Officer provides the Board with recommendations for individual executive officers based upon an evaluation of their performance against objectives and responsibilities.

         The Compensation Committee believes that another key element of executive compensation should be the variable portion provided by annual cash incentive plans. The cash incentive portion of the executive officers' compensation is dependent primarily on the Company's financial performance and achievement of specified corporate objectives as determined by the Compensation Committee. The Company's executive officer annual bonus plan is designed such that if the Company performs above its stated objectives, cash incentives awarded may be above the targeted amounts. If the Company performs below its stated objectives, cash awards may be significantly reduced, and may be eliminated altogether if performance is below defined thresholds. A substantially smaller portion of each executives' annual bonus is based on performance against individual objectives.

         The Board uses the same factors described above for the executive officers in setting the annual salary, stock option grant and cash incentives awarded to the Chief Executive Officer. As a result of the subjective evaluation of these factors and a reduction in responsibilities, the Board decreased Mr. Bruno's base salary for 1998 from the amount earned by him in 1997 and did not award Mr. Bruno a cash bonus or grant him options to purchase shares of Common Stock of the Company.

         In connection with the engagement of Mr. Rich as the new President and Chief Executive Officer of the Company in November 1998, the Board negotiated a compensation package with that individual which included an annualized base salary of $200,000 and is eligible to earn a bonus of $100,000 if specific performance criteria are met. Mr. Rich also received an option to purchase 300,000 shares of Common Stock of the Company at the fair market value on the date of grant. Mr. Rich is also entitled to the payment of certain additional benefits in the event he is terminated by the Company under certain circumstances. The compensation package received by Mr. Rich, including the severance component, was approved by the Compensation Committee based on the collective experience of the Compensation Committee and members with respect to the competitive labor market in the Silicon Valley, the opportunities available to qualified candidates such as Mr. Rich, and the terms of compensation packages typically offered to attract qualified executive officers.

                                Compensation Committee of the Board of Directors

                                Robert Hambrecht
                                John Freidenrich
                                Alan Kessman



                                      12.

                      PERFORMANCE MEASUREMENT COMPARISON(*2)

         The following graph shows the total shareholder return of an investment of $100 in cash on December 20, 1995 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market Index (US Companies) and (iii) the Nasdaq Computer Manufacturers Stock Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:


                          PERFORMANCE MEASUREMENT TABLE
 ................................................................................
                                         Nasdaq Stock         Nasdaq Computer
                                         Market Index          Manufacturers
    Date            CASTELLE            (US Companies)          Stock Index
-------------  -------------------    -------------------    -------------------
  12/20/95         $100.000               $100.000               $100.000
  12/29/95         $106.897               $102.668               $101.867
  12/31/96          $79.310               $126.278               $136.783
  12/31/97          $29.310               $154.996               $165.580
  12/31/98          $13.793               $218.185               $357.972

-----------------
*2 This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                      13.

                              CERTAIN TRANSACTIONS


         The Company's Bylaws provide that the Company will indemnify its directors and executive officers to the fullest extent not prohibited by California law. Under the Company's Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Bylaws also require the Company to advance litigation expenses in the case of legal proceedings, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.


                                      14.

                                  OTHER MATTERS


         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                    By Order of the Board of Directors

                                    /s/Laurie Gee

                                    Laurie Gee
                                    Vice President, Finance and Administration and Secretary


April  28, 1999

         A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1998 is available without charge upon written request to: Corporate Secretary, Castelle, 3255-3 Scott Boulevard, Santa Clara, California 95054.



                                      15.

                                    CASTELLE

                      PROXY SOLICITED BY BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 25, 1999

     The undersigned hereby appoints DONALD L. RICH and LAURIE GEE, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Castelle that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Castelle to be held on Tuesday, May 25, 1999, at 10:00 a.m. local time, at the Company's corporate offices, located at 3255-3 Scott Boulevard, Santa Clara, California, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

     MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.


Proposal 1: To elect four directors  whether by cumulative  voting or otherwise, to hold office until the next Annual Meeting of Shareholders and until their successors are elected.

            | | FOR all nominees listed       | | WITHHOLD AUTHORITY
                below (except as written          to vote for all nominees below
                below)

           Nominees:  Donald L. Rich,  Robert  Hambrecht,  Scott C. McDonald and
                      Peter R. Tierney

           To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

           ---------------------------------------------------------------------

                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2.


Proposal 2: To  ratify  the  selection  of  PricewatershouseCoopers  LLP  as the
            Company's independent auditors for the fiscal year ending December 31, 1999.



            | |    FOR             | |    AGAINST          | |     ABSTAIN



                                          Dated:         , 1999

                                          --------------------------------------


                                          --------------------------------------
                                                     Signature(s)


                                          Please  sign   exactly  as  your  name
                                          appears   hereon.   If  the  stock  is
                                          registered in the names of two or more
                                          persons,  each should sign. Executors,
                                          administrators,   trustees,  guardians
                                          and attorneys-in-fact should add their
                                          titles.  If signer  is a  corporation,
                                          please  give full  corporate  name and
                                          have a duly  authorized  officer sign,
                                          stating   title.   If   signer   is  a
                                          partnership,     please     sign    in
                                          partnership name by authorized person.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.